As filed with the Securities and Exchange Commission on January 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3843182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Allen Road

Basking Ridge, New Jersey 07920

(Address of Principal Executive Offices) (Zip Code)

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan

  (Full title of the plan)

John Koconis

Chief Executive Officer

Timber Pharmaceuticals, Inc.

110 Allen Road

Basking Ridge, New Jersey 07920

Tel: (908) 636-7160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	◻	Accelerated filer	◻

Non-accelerated filer	⌧	Smaller reporting company	⌧

		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock, $0.001 par value per share	2,551,846	$0.3125	$797,451.875	$73.924

(1)	Represents 2,551,846 shares of common stock issuable under the Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein, as these amounts may be adjusted as a result of stock splits, stock dividends, antidilution provisions, and similar transactions.

(2)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NYSE American on January 26, 2022.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Timber Pharmaceuticals, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2020 Omnibus Equity Incentive Plan (as amended, the “2020 Plan”). The number of shares of Common Stock available for grant and issuance under the 2020 Plan is subject to an automatic annual increase on January 1 of each year beginning in 2021 by an amount equal to the lesser of (i) 4% of the number of shares of all classes of Common Stock outstanding on December 31 of the preceding calendar year or (ii) a lesser number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). On January 1, 2022, the number of shares of Common Stock available for grant and issuance under the 2020 Plan increased by 2,551,846 shares.

This Registration Statement registers 2,551,846 additional shares of Common Stock which were available for grant and issuance under the 2020 Plan pursuant to the Evergreen Provision as of January 1, 2022.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 16, 2020 (Registration No. 333-239216) including any amendments thereto or filings incorporated therein, are incorporated herein by this reference to the extent not replaced hereby.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information.

The information called for by Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) and has been or will be sent or given to participating service providers in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 23, 2021, as amended on Form 10-K/A, filed with the SEC on May 17, 2021;
●	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 2021 and September 30, 2021 filed with the Commission on May 11, 2021, August 10, 2021, and November 15, 2021, respectively;

the Company’s Current Reports on Form 8-K dated January 12, 2021, January 19, 2021, February 4, 2021 (other than any portions thereof deemed furnished and not filed), March 16, 2021, March 17, 2021, April 16, 2021, April 23, 2021, April 28, 2021, May 26, 2021, June 3, 2021, July 1, 2021 (including Item 7.01), July 2, 2021, and August 24, 2021, September 13, 2021 (including Item 7.01), September 16, 2021, September 29, 2021, October 7, 2021, November 4, 2021, November 22, 2021 (including Item 7.01), December 8, 2021 (including Item 7.01), and January 18, 2022;

●	the Company’s definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021 (solely with respect to those portions incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020), as supplemented by the Proxy Supplement on Schedule 14A, filed with the Commission on April 29, 2021; and
●	the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Basking Ridge, New Jersey, on January 28, 2022.

TIMBER PHARMACEUTICALS, INC.

By:	/s/ John Koconis
John Koconis
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Koconis and Joseph Lucchese, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ John Koconis	Chief Executive and Chairman of the Board of Directors
John Koconis	(Principal Executive Officer)	January 28, 2022

/s/ Joseph Lucchese	Chief Financial Officer
Joseph Lucchese	(Principal Financial and Accounting Officer)	January 28, 2022

/s/ David Cohen, M.D.
David Cohen	Director	January 28, 2022

/s/ Lubor Gaal, Ph. D.
Lubor Gaal	Director	January 28, 2022

/s/ Gianluca Pirozzi
Gianluca Pirozzi	Director	January 28, 2022

/s/ Zachary Rome
Zachary Rome	Director	January 28, 2022

/s/ Edward J. Sitar
Edward J. Sitar	Director	January 28, 2022

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 4.01 to the Company’s Registration Statement on Form S-8 (File No. 333-201708), filed with the Commission on January 26, 2015).

4.2	Certificate of Amendment (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 001-37411), filed with the Commission on April 21, 2017).

4.3	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on April 26, 2019).

4.4	Certificate of Amendment (incorporated by reference to the Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on May 22, 2020).

4.5	Certificate of Amendment, (incorporated by reference to the Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on May 22, 2020).

4.6	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-37411), filed with the Commission on April 26, 2019).

4.7	Specimen Stock Certificate (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 (File No. 333-239216), filed with the Commission on June 16, 2020).

4.8

Timber Pharmaceuticals, Inc. 2020 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K (File No. 001-37411), filed with the Commission on March 23, 2021).

4.9

Amendment to the Timber Pharmaceuticals, Inc. 2020 Omnibus Incentive Plan, dated April 20, 2021 (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-8 (File No. 333-259830), filed with the Commission on September 27, 2021).

5.1	Legal opinion of Lowenstein Sandler LLP.*

23.1	Consent of KPMG, Independent Registered Public Accounting Firm.*

23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

*	Filed herewith.